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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 17, 2000, except as to the stock split described in
Note 1 which the date is      , 2000 and except as to the subsequent financing
described in Note 13 which the date is as of October 16, 2000, relating to the financial statements of LXN Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          PRICEWATERHOUSECOOPERS LLP

San Diego, California
October 16, 2000